As filed with the Securities and Exchange Commission on October 9, 2009
Registration No. 333-142155

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-4146982
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Westchester Avenue
Purchase, New York 10577
(914) 701-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam R. Kokas, Esq.
Senior Vice President, General Counsel & Secretary
Atlas Air Worldwide Holdings, Inc.
2000 Westchester Avenue
Purchase, New York 10577-2543
Telephone: (914) 701-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

David A. Fine, Esq.
Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
Telephone: (617) 951-7473

Approximate date of commencement of proposed sale to the public:  Not applicable.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

On April 30, 2007, the Securities and Exchange Commission declared effective a Registration Statement on Form S-3 (File No. 333-142155) (the “Registration Statement”) of Atlas Air Worldwide Holdings, Inc. (the “Registrant”) relating to the resale from time to time of up to 7,939,690 shares of Common Stock of the Registrant (the “Registered Shares”) by the selling stockholders named in the Registration Statement pursuant to the plan of distribution set forth therein.

The Registrant’s obligation to keep the Registration Statement effective has terminated under the terms of its registration rights agreement with the selling stockholders. Pursuant to the undertaking of the Registrant as required by Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the Registered Shares that remain unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 9th day of October 2009.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By:	/s/ Adam R. Kokas
Name:     Adam R. Kokas

Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on October 9, 2009 on behalf of the Registrant and in the capacities indicated.

Signature		Capacity

* Eugene I. Davis		Chairman of the Board, Director

* William J. Flynn		President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jason Grant Jason Grant		Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Spencer Schwartz Spencer Schwartz		Vice President and Controller (Principal Accounting Officer)

* Robert F. Agnew		Director

* Timothy J. Bernlohr		Director

* James S. Gilmore III		Director

* Carol B. Hallett		Director

* Frederick McCorkle		Director

*By	/s/ Adam R. Kokas Adam R. Kokas As Attorney-in-Fact

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